Exhibit 10.4

INCYTE CORPORATION 2010 STOCK INCENTIVE PLAN:

NONSTATUTORY STOCK OPTION AGREEMENT

OUTSIDE DIRECTORS

Nonstatutory Stock Option	This option is not intended to be an incentive stock option under section 422 of the Internal Revenue Code.

Vesting	Your right to exercise this option vests as shown on the Notice of Grant of Stock Options (the “cover sheet”).

If this option award is an initial grant made under Section 12(a) of the Plan, the first installment consists of 25% of the total number of shares covered by this option. It becomes exercisable on the “full vest” date shown on the cover sheet. Each of the subsequent installments consists of 2.08333% of the total number of shares covered by this option. The subsequent installments become exercisable at the end of each of the 36 months following the full vest date of the first installment. The number of shares in each installment will be rounded to the nearest whole number.

If this option award is an annual grant made under Section 12(b) of the Plan, it becomes exercisable on the first anniversary of the date of grant or, if earlier, immediately prior to the next regular annual meeting of Incyte’s stockholders. Any portion of an annual grant made under Section 12(b) of the Plan that is outstanding will become immediately exercisable in full upon a Change in Control (as defined in the Plan).

No additional shares subject to this option will vest after your Incyte services has terminated for any reason.

Term

Your option will expire in any event at the close of business at Incyte headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Incyte service terminates, as described below.)

Regular Termination or Disability

If your service as a director of Incyte terminates for any reason other than death, your option will expire at the close of business at Incyte headquarters on the earliest of the following dates:

•                  24 months after your service terminates, if the termination occurs because of your total and permanent disability (as defined below);

•                  12 months after your service terminates, if the termination occurs because of your retirement from the Board of Directors after you have reached 70 years of age (“full retirement”); or

•                  6 months after your service terminates, if the termination occurs because of any reason other than your total and permanent disability, full retirement or death.

“Total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Incyte determines when your service terminates for this purpose.

Death

If you die while serving as a director then your option will expire at the close of business at Incyte headquarters on the date 24 months after the date of death. During that 24-month period your estate or heirs may exercise the vested portion of your option.

Restrictions on Exercise

Incyte will not permit you to exercise this option Board of Directors or its delegate determines, in its sole and absolute discretion, that the issuance of shares at that time could violate any law or regulation.

Notice of Exercise

When you wish to exercise this option, you must notify Incyte by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by Incyte.

If someone else wants to exercise this option after your death, that person must prove to Incyte’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:

•                  Your personal check, a cashier’s check or a money order.

•                  Irrevocable directions to a securities broker approved by Incyte to sell your option shares and to deliver all or a portion of the sale proceeds to Incyte in payment of the option price and withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special “Notice of Exercise” form provided by Incyte.

•                  Irrevocable directions to a securities broker approved by Incyte to pledge your option shares for a margin loan and to deliver all or a portion of the loan proceeds to Incyte in payment of the option price and withholding taxes. (The balance of the loan proceeds, if any, will be delivered to you.) The directions must be given by signing a special “Notice of Exercise” form provided by Incyte.

•                  Certificates for Incyte stock that you have owned for at least 6 months, along with any forms needed to effect a transfer of the shares to Incyte. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

A form of payment will not be available if the Board of Directors or its delegate determines, in its sole and absolute discretion, that such form of payment could violate any law or regulation.

Withholding Taxes	You will not be allowed to exercise this option unless you make acceptable arrangements, satisfactory to Incyte, to pay any withholding taxes that may be due as a result of the option exercise.

Restrictions on Resale

By signing the cover sheet of this Agreement, you agree not to sell any option shares at a time when applicable laws or Incyte policies prohibit a sale. This restriction will apply as long as you are a director of Incyte.

Transfer of Option

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will.

Regardless of any marital property settlement agreement, Incyte is not obligated to honor a notice of exercise from your former spouse, nor is Incyte obligated to recognize your former spouse’s interest in your option in any other way.

Retention Rights	Neither your option nor this Agreement gives you the right to be elected as, or to be nominated for election as a director of Incyte or to remain a director of Incyte.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of Incyte until a certificate for your option shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Recovery and Reimbursement of Option Gain

Incyte shall have the right to recover, or receive reimbursement for, any compensation or profit realized by the exercise of this option or by the disposition of any option shares to the extent Incyte has such a right of recovery or reimbursement under applicable securities laws.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Incyte stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice of law provisions).

The Plan and Other Agreements

The text of the 2010 Stock Incentive Plan (the “Plan”) is incorporated in this Agreement by reference and attached to this Agreement. All capitalized terms not defined in this Agreement are subject to definition under the Plan. If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

This Agreement, cover sheet and the Plan constitute the entire understanding between you and Incyte regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended by the Board of Directors or its delegate without your consent; however, if such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and Incyte.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.